ECOMMERCE BRANDING AFFILIATE AGREEMENT

THIS ECOMMERCE BRANDING AFFILIATE AGREEMENT ("Agreement") is made and entered into this 1st day of July, 2000, by and between UBRANDIT.COM, a Nevada corporation ("Ubrandit") and CITADEL BROADCASTING COMPANY, a Nevada corporation (the "Branding Affiliate").

                               W I T N E S S E T H

         WHEREAS, Ubrandit is an Internet commerce and content provider with a brandable site (the "Book, Music, Video Store") featuring books, music tapes and CDs, and movie videos and DVDs ("Ubrandit Products") with proprietary branding technology and methodology systems;

         WHEREAS, the Branding Affiliate desires to brand the Ubrandit Products under its brand name and provide the same to its customers and prospects;

         WHEREAS, Ubrandit desires to pay Branding Affiliate a commission for sales of said Ubrandit Products and allow Branding Affiliate to participate in specific programs available to Branding Affiliates pursuant to the terms of this Agreement; and

         WHEREAS, The Branding Affiliate desires to market the Ubrandit Products through the Branding Affiliate station sites (the "Station Sites") set forth in the list attached hereto as Exhibit A.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is hereby agreed as follows:

1.       STATION SITES CUSTOMIZATION.
The Branding Affiliate agrees to provide Ubrandit with the information identified in Exhibit A in order for Ubrandit to customize the Station Sites. Upon receipt by Ubrandit of such information and payment of any applicable set up fees, Ubrandit shall enroll the Branding Affiliate into Ubrandit's branding program pursuant to the terms of this Agreement (the "Branding Program").

2.       CHANGES TO STATION SITES.
The Branding Affiliate shall have the option to modify the Station Sites listed in Exhibit A to add new sites resulting from the Branding Affiliate's acquisition of additional radio stations or to delete sites upon the Branding Affiliate's transfer, sale or other disposition of any of Branding Affiliate's radio stations by giving written notice thereof to Ubrandit.

3. PROMOTION; UBRANDIT.COM OFFICIAL SELLER OF BOOKS, MUSIC, VIDEOS AND DVDS. Subject to the terms and conditions set forth herein, the Branding Affiliate shall promote the Book, Music, Video Store on at least ten percent (10%) of the on-air spots allocated to promotion of each radio station's web site provided that such site operates a window to the Book, Music, Video Store. In conjunction with the foregoing promotion obligation, the Branding Affiliate shall promote the Book, Music, Video Store as that Branding Affiliate radio station's official Internet store for the purchase of books, music, video and digital video discs and shall not permit the use of such designation for any other entity selling books, music, videos and digital video discs.

4.       THE BRANDING AFFILIATE BOOK, MUSIC, VIDEO STORE.
Ubrandit will make available to the Branding Affiliate certain proprietary content including graphic and textual links, which will allow the Branding Affiliate to present the interactive Book, Music, Video Store in a window on each Station Site. By accessing the content of said window users of Branding Affiliate's sites will be able to purchase Ubrandit Products. During the setup process and pursuant to the terms of this Agreement, the Branding Affiliate will be permitted to make certain customizations to the look and feel of the window displaying the content of the Book, Music, Video Store to give the look of transparency and to conform the window to the colors and style of the Station Site. The Branding Affiliate will have the discretion as to colors, certain textual references, and the use of logos in the customizing of the window that presents the Book, Music Video Store on the Station Sites and links to the Ubrandit site; however, as described below, the linking to the Ubrandit site is subject to the terms and conditions hereof, and each party has the right to monitor the other party's sites to ensure that it is in compliance with this Agreement.

5. UBRANDIT'S RESPONSIBILITIES. Ubrandit will provide the Branding Affiliate with the linking information necessary to allow the Branding Affiliate to display the Book, Music, Video Store on the Station Site. As part of the content provided by Ubrandit to the Branding Affiliate for use on its web sites, Ubrandit will provide certain search engines to assist user in their purchase of Ubrandit Products. Ubrandit will be solely responsible for processing every order placed by a customer following a special link from the Station Site, for tracking the volume and amount of sales generated by the Station Site, and for providing information to Branding Affiliates regarding sales statistics, Ubrandit will be responsible for order entry, payment processing, fulfillment, shipping, cancellations, returns, and related customer service.

6.       OTHER TERMS REGARDING BRANDING AFFILIATES.
a. After the Branding Affiliate's enrollment in the Branding Affiliate Program and Ubrandit's customization of the Book, Music, Video Store for the Station Sites, the Branding Affiliate shall prominently display links, which comply with the terms and conditions of this Agreement, throughout the Station Site as the Branding Affiliate sees fit to present the window displaying the Book, Music, Video Store.

b. In accordance with this Agreement, the Branding Affiliate will be entitled to earn and Ubrandit shall be obligated to pay commissions as set forth in Sections 6 and 7 below. The Branding Affiliate will also be entitled to participate in certain additional programs offered by Ubrandit that are opened to all Branding Affiliates.

7.       EARNING COMMISSIONS.
Only Ubrandit Products that are purchased by users linking to the Ubrandit Site from the Book, Music, Video Store displayed on the Station Sites ("Linked Users") will qualify for a commission (each, a "Qualifying Purchase"). Commission rates will be based on the aggregate amount purchased from Ubrandit for Qualifying Purchases of the Ubrandit Products, excluding amounts collected by Ubrandit for sales taxes, duties, gift-wrapping, shipping, handling, and similar charges, ("Net Sales"). All available items on the Ubrandit site will be included in the computation of Net Sales Commission rates as follows:

Ubrandit will pay the Branding Affiliate a commission rate of 5% of the Net Sales amount per item for all applicable books, music CDs and tapes, videos and DVDs the Branding Affiliate sells through the Book, Music Video Store displayed on the Station Sited to Linked Users. The Branding Affiliate may increase or decrease its commission by adjusting the price it charges for Ubrandit Products to its Linked Users. Any increase by the Branding Affiliate to the price of the Ubrandit Products will cause the Branding Affiliate's commission to increase an equivalent amount. Any decrease or discount by the Branding Affiliate in the price of the Ubrandit Products will cause the Branding Affiliate's commission to decrease by an equivalent amount.

8.       PAYMENT.
a. Commissions. Each calendar quarter (every three month period ending at the end of each of March, June, September and December) that the commissions earned by the Branding Affiliate exceed $50.00 (less any taxes required to be withheld under applicable law) Ubrandit will send the Branding Affiliate a check in the amount of the commission payable and a statement of activity to the Branding Affiliate. If the Branding Affiliate commission earned for any quarter is less than $50.00, the total amount will be carried until the Branding Affiliate aggregate commission exceeds $50.00 at which time it will be paid at the end of the quarter in which the aggregate commission exceeded $50.00. Such commission checks and statements of activity will be sent within thirty (30) days after the end of the respective calendar quarter.

b.       Prepayment and Trade Credit.
         (i) Ubrandit will advance the total amount of $100,000 to Branding Affiliate as a prepayment promotional cost for the betterment of Branding Affiliates sites.

2. (ii) Branding Affiliate agrees to provide Ubrandit a trade account credit of $50,000. Examples of items for which this account may be used include, but are not limited to, banner advertising and business services such as travel, hotel, computer equipment, etc. Draws on this trade account by Ubrandit shall be subject to Branding Affiliate's approval.
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

9.       ACCESS TO REPORTS.
a. During the term of this Agreement and for a period of two (2) years thereafter, upon reasonable notice the Branding Affiliate's audit personnel, internal or external, may enter the premises of Ubrandit and perform reasonable audit and recordkeeping inspection procedures to confirm that Ubrandit is correctly compensating the Branding Affiliate in accordance with the terms and conditions of this Agreement. Ubrandit agrees to cooperate in such audit and inspection.

b. Commencing 60 days after the date of this Agreement and continuing through the sixth month of this Agreement, Ubrandit shall be provided with monthly affidavits from the Branding Affiliate with respect to each Station Site, establishing that the on-air promotional spots for the Book, Music, Video Store have been aired as required by this Agreement. Thereafter, Ubrandit shall be provided with such affidavits on a quarterly basis.

10.      CUSTOMERS, POLICIES, AND PRICING.
Customers who buy Ubrandit Products through the Branding Program will be deemed to be customers of Ubrandit. Accordingly, all of our rules, policies, and operating procedures concerning customer orders, customer service, and Ubrandit Product sales will apply to those customers. Ubrandit may change its policies and operating procedures from time to time. For example, Ubrandit will determine the prices to be charged for Ubrandit Products sold under the Branding Program in accordance with its own pricing policies. Prices and availability of Ubrandit Products may vary from time to time. Since price changes may affect products that the Branding Affiliate has noted or highlighted on the Station Site, the Branding Affiliate may not include price information in any descriptions of Ubrandit Products that the Branding Affiliate may include on the Station Site.

11.      PUBLICITY RIGHTS.
Neither party shall create, publish, distribute, or permit any written material that makes reference to the other party without first submitting such material to the other party and receiving written consent, which consent shall not be unreasonably withheld.

12.      LICENSES REGARDING CONTENT, TRADEMARKS AND OTHER LICENSED MATERIAL.
a. During the term of this Agreement, Ubrandit grants the Branding Affiliate a non-exclusive, non-transferable right to (i) access the Ubrandit site through links solely in accordance with the terms of this Agreement and
(ii) to display the content, trademarks and logos and similar identifying material contained in the Book, Music, Video Store (collectively, the "Licensed Materials") for the sole purpose of enabling and facilitating linking from the Station Site to the Ubrandit site so that the Branding Affiliate users can purchase Ubrandit products. The foregoing license of the Licensed Material is granted solely in connection with such links. The Branding Affiliate may not alter, modify, or change the licensed materials hi any way other than customization authorized pursuant to this Agreement of the linked window on the Station Site containing the Book, Music, Video Store. All customizations of the display of the Book, Music, Video Store on each Station Site must be accomplished through the use of customization programs appearing at the www.ubrandit.com site for the customization of color, graphics, and text and for the inclusion of logos. The Branding Affiliate is only entitled to use the Licensed Materials to the extent that the Branding Affiliate is a member in good standing of the Branding Program.

b. The Branding Affiliate shall not make any specific use of any Licensed Materials for purposes other than selling Ubrandit Products on the Station Sites, without first submitting a sample of such to Ubrandit and obtaining the prior written consent of Ubrandit, which consent shall not be unreasonably withheld. The Branding Affiliate agrees not to use the Licensed Materials in any manner that is disparaging or that otherwise portrays Ubrandit in a negative light. Ubrandit reserves all of its rights in the Licensed Materials and its other proprietary rights.

13.      AFFILIATE SITE OBLIGATIONS.
a. The Branding Affiliate will be solely responsible for the development, operation, and maintenance of each Station Site and for all materials that appear on the Station Site. Such responsibilities include, but are not limited to, the technical operation of the Station Site and all related equipment, links on the Station Site to the linked Book, Music, Video Store window appearing on the Station Site; the accuracy and propriety of materials posted on the Station Site; ensuring that materials posted on the Station Site do not violate or infringe upon the rights of any third party and are not libelous or otherwise illegal; provided, however, that the Branding Affiliate shall have no

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

responsibility for the Ubrandit Products and any content related thereto or provided by Ubrandit. The Branding Affiliate agrees to indemnify and hold Ubrandit harmless from all claims, damages, and expenses (including, without limitation, attorneys' fees) relating to the development, operation, maintenance, and contents of the Station Site, except as to the Ubrandit Products and any other content related thereto or provided by Ubrandit.

b. Ubrandit will be solely responsible for the development, operation, and maintenance of the Book, Music, Video Store and for all materials that appear thereon. Such responsibilities include, but are not limited to, the technical operation of the Book, Music, Video Store and all related equipment; the accuracy and propriety of materials posted thereon (including, but not limited to, all Ubrandit Product-related materials); ensuring that materials posted on the Book, Music, Video Store do not violate or infringe upon the rights of any third party and are not libelous or otherwise illegal. Ubrandit agrees to indemnify and hold the Branding Affiliate harmless from all claims, damages, and expenses (including, without limitation, attorneys' fees) relating to the development, operation, maintenance, and contents of the Book, Music, Video Store.

14.      TERM OF THE AGREEMENT.
The parties agree that the term of this Agreement shall commence upon the date of first operation of the Station Site and shall continue for a term of one (1) year, at the end of which term this Agreement shall terminate unless the parties hereto agree in writing to extend such term. The Branding Affiliate is only eligible to earn commission on sales occurring during the term, and commissions earned through the date of termination will remain payable only if the related Ubrandit Product orders are not cancelled or returned.

15.      MODIFICATIONS OF THE AGREEMENT.
The parties may modify this agreement at any time, however, any modification must be in writing and be signed by both parties.

16.      RELATIONSHIP OF PARTIES.
The relationship of the parties hereto is one of independent contractors, and nothing in this Agreement will create any partnership, joint venture, agency, franchise, sales representative, or employment relationship with or between such parties. Neither party will have the authority to make or accept any offers or representations on the other party's behalf. Neither party will make any statement, whether on the Station Site, the Book, Music, Video Store or otherwise, that reasonably would contradict anything in this paragraph.

17.      DISCLAIMERS.
Except as otherwise set forth herein, Ubrandit makes no express or implied warranties or representations (including, without limitation, the implied warranties of fitness for a particular purpose, merchantability, or any implied warranties arising out of course of performance, dealing, or trade usage). In addition, Ubrandit make no representation that the operation of the Book, Music, Video Store will be uninterrupted or error free, and Ubrandit will not be liable for the consequences of any interruptions or errors, except to the extent of Ubrandit's willful misconduct.

18.      BRANDING AFFILIATE REPRESENTATIONS AND WARRANTIES.
The Branding Affiliate hereby represents and warrants the following:

a. This Agreement has been duly and validly executed and delivered by the Branding Affiliate and constitutes the Branding Affiliate's legal, valid, and binding obligation, enforceable against the Branding Affiliate in accordance with its terms.

b. The execution, delivery, and performance by the Branding Affiliate of this Agreement and the consummation by the Branding Affiliate of the transactions contemplated hereby will not, with or without the giving of notice, the lapse of time, or both, conflict with or violate (i) any provision of law, rule, or regulation to which the Branding Affiliate is subject, (ii) any order, judgment, or decree applicable to the Branding Affiliate or binding upon the Branding Affiliate assets or properties, (iii) any provision of the Branding Affiliate by-laws or certificate of incorporation, or (iv) any agreement or other instrument applicable to the Branding Affiliate or binding upon the Branding Affiliate assets or properties.

c. The Branding Affiliate is the sole and exclusive owner or a valid licensee of any trademarks, trade names, service marks, logos or copyrighted material which the Branding Affiliate will use in the Branding Affiliate's customization of the Book, Music, Video Store window appearing on each Station Site and the Branding Affiliate has the right and power to grant to Ubrandit the license to use the Branding Affiliate trademarks in the manner contemplated herein, and such grant does not and will not (i) breach, conflict with, or constitute a default under any agreement or other instrument applicable to the Branding Affiliate or binding upon the Branding Affiliate assets or properties, or (ii) infringe upon any trademark, trade name, service mark, copyright, or other proprietary right of any other person or entity.

d. No consent, approval, or authorization of, or exemption by, or filing with, any governmental authority or any third party is required to be obtained or made by the Branding Affiliate in connection with the execution, delivery, and performance of this Agreement or the taking by the Branding Affiliate of any other action contemplated hereby.

19.      UBRANDIT REPRESENTATIONS AND WARRANTIES.
Ubrandit hereby represents and warrants the following:

a. This Agreement has been duly and validly executed and delivered by Ubrandit and constitutes Ubrandit's legal, valid, and binding obligation, enforceable against Ubrandit in accordance with its terms.

b. The execution, delivery, and performance by Ubrandit of this Agreement and the consummation by Ubrandit of the transactions contemplated hereby will not, with or without the giving of notice, the lapse of time, or both, conflict with or violate (i) any provision of law, rule, or regulation to which Ubrandit is subject, (ii) any order, judgment, or decree applicable to Ubrandit or binding upon Ubrandit's assets or properties, (iii) any provision of Ubrandit by-laws or certificate of incorporation, or (iv) any agreement or other instrument applicable to Ubrandit or binding upon Ubrandit's assets or properties.

c. Ubrandit is the sole and exclusive owner or a valid licensee of any trademarks, trade names, service marks, logos or copyrighted material which Ubrandit will use in the Licensed Materials and the Book, Music, Video Store and the Licensed Materials and such trademarks, trade names, service marks, logos or copyrighted material will not infringe upon any trademark, trade name, service mark, copyright, or other proprietary right of any other person or entity.

d. No consent, approval, or authorization of, or exemption by, or filing with, any governmental authority or any third party is required to be obtained or made by Ubrandit in connection with the execution, delivery, and performance of this Agreement or the taking by Ubrandit of any other action contemplated hereby.

20.      CONFIDENTIALITY.
Except as otherwise provided in this Agreement, or with Ubrandit's consent, the Branding Affiliate hereto agrees that all information including, without limitation, the terms of this Agreement, business and financial information, customer and vendor lists, and pricing and sales information, concerning Ubrandit shall remain strictly confidential and secret and shall not be utilized, directly or indirectly, by the Branding Affiliate for the Branding Affiliate's own business purposes other than contemplated by this Agreement or for any other purpose except and solely to the extent that any such information is generally known or available to the public through a source or sources other than such party hereto or its affiliates. Notwithstanding the foregoing, the Branding Affiliate is hereby authorized to deliver a copy of' any such information (a) to any person pursuant to a subpoena issued by any court or administrative agency, (b) to its accountants, attorneys, or other agents on a confidential basis, and (c) otherwise as required by applicable law, rule, regulation, or legal process including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

21.      INDEMNIFICATION.
a. BRANDING AFFILIATE. The Branding Affiliate hereby agrees to indemnify and hold harmless Ubrandit and its subsidiaries and affiliates, and their directors, officers, employees, agents, shareholders, affiliates, members, and other owners, against any and all claims, actions, demands, liabilities, losses, damages, judgments, settlements, costs, and expenses (including reasonable attorneys' fees) (any or all of the foregoing hereinafter referred to as

"Losses") insofar as such Losses (or actions in respect thereof) arise out of or are based on (i) any claim that Ubrandit's use of any trademarks provided by the Branding Affiliate infringes on any trademark, trade name, service mark, copyright, license, intellectual property, or other proprietary right of any third party, (ii) any misrepresentation of a representation or warranty made by the Branding Affiliate herein or any breach of a covenant and agreement made by the Branding Affiliate herein, or (iii) any claim related to the Station Site, including, without limitation, content therein not attributable to Ubrandit.

b. UBRANDIT. Ubrandit hereby agrees to indemnify and hold harmless the Branding Affiliate and its subsidiaries and affiliates, and their directors, officers, employees, agents, shareholders, affiliates, members, and other owners, against any and all claims, actions, demands, liabilities, losses, damages, judgments, settlements, costs, and expenses (including reasonable attorneys' fees) (any or all of the foregoing hereinafter referred to as "Losses") insofar as such Losses (or actions in respect thereof) arise out of or are based on (i) any claim that the Licensed Materials, the Branding Affiliate's sale of the Ubrandit Products or use of any trademarks provided by Ubrandit infringes on any trademark, trade name, service mark, copyright, license, intellectual property, or other proprietary right of any third party, (ii) any misrepresentation of a representation or warranty made by Ubrandit herein or with respect to any Ubrandit Product, (iii) any breach this Agreement by Ubrandit, or (iii) any claim related to the Book, Music, Video Store site, including, without limitation, its content.

22.      NOTICES.
Any notices or communication under this Agreement shall be in writing and shall be deemed delivered to the party receiving such communication at the address specified below (i) on the delivery date if delivered personally to the party;
(ii) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt; (iii) five business days after the mailing date, whether or not received, if sent by US mail, return receipt requested;
(iv) on the delivery date if transmitted by confirmed facsimile or by email.

         If to Ubrandit:
         UBRANDIT.COM
         12626 HIGH BLUFF DR.
         SUITE 200
         SAN DIEGO, CA 92130
         Attn: JEFF PHILLIPS

         If to Citadel:

         Citadel Broadcasting Company
         7201W. Lake Mead Blvd.
         Suite 400
         Las Vegas, NV 89128
         Attn: Bob Proffitt

         and

         E-Fortress
         31 Sextant Lane
         Narragansett, RI 02882
         Attn: William Perrault

         with a copy to:

         Eckert Seamans Cheria & Mellott, LLC
         USX Tower
         600 Grant Street, 44th Floor
         Pittsburgh, PA 15219
         Attn: Bryan Rosenberger, Esq.

23.      GOVERNING LAW.
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

This Agreement will be governed by the laws of the United States and the State of California, without reference to rules governing choice of laws. Any action relating to this Agreement must be brought in the federal or state courts located in California, and the Branding Affiliate irrevocably consents to the jurisdiction of such courts. This Agreement will be binding on, inure to the benefit of, and be enforceable against the parties and their respective successors and assigns. Failure to enforce the Branding Affiliate strict performance of any provision of this Agreement will not constitute a waiver of either party's right to subsequently enforce such a provision or any other provision of this Agreement.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

UBRANDIT.COM
By:  \S\ JEFF PHILLIPS
Name:  JEFF PHILLIPS
Title: PRESIDENT


CITADEL BROADCASTING COMPANY
By:  \S\ BOB PROFFITT
Name:  BOB PROFFITT
Title: PRESIDENT
                                        7

Schedule A
Ubrandit/Citadel
City                                                   Station
Albuquerque                                            KRST-FM
Albuquerque                                            KKOB-AM
Albuquerque                                            KKOB-FM
Albuquerque                                            KMGA-FM
Albuquerque                                            KTBL-FM
Albuquerque                                            KNML-AM
Albuquerque                                            KHTL-AM
Albuquerque                                            KHFM-FM (MISC)
Allentown/Bethlehem                                    WCTO-FM
Allentown/Bethlehem                                    WLEV-FM
Atlantic City                                          WFPG-AM
Atlantic City                                          WKOE-FM
Atlantic City                                          WPUR-FM
Atlantic City                                          WFPG-FM
Augusta-Waterville                                     WMME-FM
Augusta-Waterville                                     WEZW-AM
Augusta-Waterville                                     WEBB-FM
Augusta-Waterville                                     WTVL-AM
Baton Rouge                                            WCAC-FM
Baton Rouge                                            KQXL-FM
Baton Rouge                                            WIBR-AM
Baton Rouge                                            KOOJ-FM
Baton Rouge                                            WEMX-FM
Binghamton                                             WHWK-FM
Binghamton                                             WAAL-FM
Binghamton                                             WNBF-AM
Binghamton                                             WYOS-FM
Bloomington                                            WBNQ-FM
Bloomington                                            WBWN-FM
Bloomington                                            WJBC-AM
Boise                                                  KIZN -FM
Boise                                                  KQFC-FM
Boise                                                  KZMG-FM
Boise                                                  KKGL- FM
Boise                                                  KBOI-AM
Chattanooga                                            WOGT- PM
Chattanooga                                            WGOW-FM/AM
Chattanooga                                            WSKZ-FM
Colorado Springs                                       KKMG-FM
Colorado Springs                                       KKFM-FM
Colorado Springs                                       KSPZ-FM
Colorado Springs                                       KVOR-AM
Columbia                                               WOMG-FM
Columbia                                               WISW-AM
Columbia                                               WTCB-FM
Columbia                                               WLXC-FM
Flint                                                  WFBE-FM
Grand Rapids                                           WBBL-AM

Grand Rapids                                            WLAV-FM
Grand Rapids                                            WKLQ-FM
Grand Rapids                                            WODJ-FM
Harrisburg/York                                         WQXA-FM
Harrisburg/York                                         WRKZ-FM/WHYL-FM
Harrisburg/York                                         WQXA-AM
Ithaca                                                  WIII-FM
Ithaca                                                  WKRT-AM
Kokomo/Muncie                                           WWKI-FM
Kokomo/Muncie                                           WMDH-FM
Kokomo/Muncie                                           WMDH-AM
Lafayette I                                             KRRQ-FM
Lafayette I                                             KNEK-FM
Lafayette 2                                             KSMB-FM
Lafayette 2                                             KVOL-FM/AM
Lansing                                                 WITL-FM
Lansing                                                 WJIM-AM
Lansing                                                 WVFN-AM
Lansing                                                 WFMK-FM
Lansing                                                 WJIM-FM
Lansing                                                 WMMQ-FM
Little Rock                                             KURB-FM
Little Rock                                             KIPR-FM
Little Rock                                             KLAL-FM
Little Rock                                             KVLO-FM
Little Rock                                             KARN-AM/FM
Little Rock                                             KOKY-FM
Little Rock                                             KAAY-AM (MISC)
Modesto                                                 KATM-FM
Modesto                                                 KHKK-FM/KDJK
Modesto                                                 KHOP-FM
Modesto                                                 KANM-AM
Monroe                                                  KTJC-FM
Monroe                                                  KZRZ-FM
Monroe                                                  KYEA-FM
Monroe                                                  KMYY-FM
New Bedford                                             WFHN-FM
New Bedford                                             WBSM-AM
New London                                              WAXK-FM
New London                                              WQGN-FM
New London                                              WSUB-AM
Oklahoma                                                KATT-FM
Oklahoma                                                KYI S-FM
Oklahoma City                                           KNTL-FM/WWLS-AM
Oklahoma City                                           KKWD-FM
Portland                                                WBLM-FM
Portland                                                WJQB-FM
Portland                                                WCYY-FM/WCYI-FM
Portland                                                WHOM-FM
Portland                                                WTPN-FM
Portsmouth                                              WOKQ-FM/WPKQ-FM
Portsmouth NH                                           WSAK-FM/WSHK-FM

Presque-Isle                                            WOZI -FM
Presque-Isle                                            WQHR-FM
Presque-Isle                                            WBPW-FM
Providence                                              WPRO-FM
Providence                                              WWLI-FM
Providence                                              WSKO-AM
Providence                                              WZRL/ZRA
Providence                                              WPRO-AM
Reno                                                    KBUL-FM
Reno                                                    KNEV-FM
Reno                                                    KKOH-AM
Reno                                                    KNHK-FM
Reno                                                    KATG-FM
Saginaw                                                 WHNN-FM
Saginaw                                                 WIOG-FM
Saginaw                                                 WKQZ-FM
Saginaw                                                 WILZ-FM/WYLZ
Salt Lake City                                          KENZ-FM
Salt Lake City                                          KBEE-FM
Salt Lake City                                          KUBL-FM
Salt Lake City                                          KBER-FM
Salt Lake City                                          KWUN-AM
Salt Lake City                                          KFNZ-AM
Spokane                                                 KDRK-FM
Spokane                                                 KEYF-FM/AM
Spokane                                                 KGA-AM
Spokane                                                 KWHK-FM
Spokane                                                 KJRB-AM
Spokane                                                 KAEP-FM
Syracuse                                                WLTI-FM
Syracuse                                                WAQX-FM
Syracuse                                                WNTQ-FM
Syracuse                                                WNSS-AM
Tri-Cities                                              WQUT-FM
Tri-Cities                                              WKOS-FM
Tri-Cities                                              WGOC-AM
Tri-Cities                                              WJCW-AM
Tri-Cities                                              WKIN-AM
Wilkes-Barre/Scranton                                   WXBE-FM/WXAR-FM
Wilkes-Barre/Scranton                                   WBHT-FM/WEMR-FM
Wilkes-Barre/Scranton                                   WARM-AM/WKJN-AM
Wilkes-Barre/Scranton                                   WMGS-FM
Wilkes-Barre/Scranton                                   WCTD-FM/WCTP-FM
Wilkes-Barre/Scranton                                   WEMR-AM/WAZL
Worcester                                               WXLO-FM
Worcester                                               WORC-FM